Exhibit 99.2

Independent Auditors’ Report

The Board of Directors

Chaparral Network Storage, Inc.:

We have audited the accompanying balance sheets of Chaparral Network Storage, Inc. as of March 31, 2003 and 2002, and the related statements of operations, preferred stock, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chaparral Network Storage, Inc. as of March 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Boulder, Colorado
February 2, 2004

CHAPARRAL NETWORK STORAGE, INC.
Balance Sheets
March 31, 2003 and 2002

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$1,992,303	1,490,800
Trade receivables, net of allowance of $275,000 and $100,000 at March 31, 2003 and 2002, respectively	1,575,754	2,185,536
Inventory	2,412,161	2,411,338
Prepaid expenses	45,791	69,110

Total current assets	6,026,009	6,156,784

Furniture, fixtures and equipment, net	887,456	1,645,494

Total assets	$6,913,465	7,802,278

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$2,463,477	2,689,103
Accrued compensation	202,870	199,481
Accrued liabilities	1,033,249	1,257,782
Deferred revenue	10,189	685,974

Total current liabilities	3,709,785	4,832,340

Notes payable and convertible notes payable (liquidation preference of $6,080,000 and $12,870,000 plus accrued interest at March 31, 2003 and 2002, respectively)	4,844,750	4,164,581
Accrued interest	522,170	227,585
Total liabilities	9,076,705	9,224,506

Stockholders’ deficit:
Series A preferred stock, par value $.001 per share. Authorized 18,600,000 shares; issued and outstanding 18,599,372 shares; liquidation preference of $1,859,937	3,102,167	3,102,167
Series B preferred stock, par value $.001 per share. Authorized issued and outstanding 5,540,200 shares; liquidation preference of $1,000,000	1,000,000	1,000,000
Series C preferred stock, par value $.001 per share. Authorized issued and outstanding 5,000,000 shares; liquidation preference of $2,200,000	2,166,770	2,166,770
Series D preferred stock, par value $.001 per share. Authorized 6,300,000 shares; issued and outstanding 5,761,026 shares; liquidation preference of $19,393,631	19,393,631	19,393,631
Series E preferred stock, par value $.001 per share. Authorized 6,500,000 and no shares; issued and outstanding 3,984,590 and no shares, respectively; liquidation preference of $7,969,180	4,832,089	—
Series F preferred stock, par value $.001 per share. Authorized 70,000,000 and no shares; issued and outstanding 28,893,504 and no shares, respectively; liquidation preference of $21,670,125; accrued stock dividends payable of 459,652 and no shares, respectively	5,778,793	—
Warrants for Series F preferred stock	4,061,123	—
Preferred stock subscription receivable	(2,210,277)	—
Common stock, par value $.001 per share; 150,000,000 shares authorized; 16,651,752 and 13,431,246 shares issued, respectively; 16,585,343 and 13,364,837 shares outstanding, respectively;	16,652	13,431
Additional paid-in capital	26,273,735	16,848,757
Treasury stock, 66,409 shares at cost	(7,719)	(7,719)
Unearned stock option compensation	(993,668)	(1,399,668)
Notes receivable for common stock	(174,225)	(321,275)
Accumulated deficit	(65,402,311)	(42,218,322)

Total stockholders’ deficit	(2,163,240)	(1,422,228)

Total liabilities and stockholders’ deficit	$6,913,465	7,802,278

See accompanying notes to financial statements.

CHAPARRAL NETWORK STORAGE, INC.

Statements of Operations

Years ended March 31, 2003 and 2002

	2003	2002

Revenue	$11,593,225	9,829,912
Cost of sales	8,846,146	6,030,529

Gross profit	2,747,079	3,799,383

Operating expenses:
Research and development, excluding $0 and $53,316 of stock option compensation for the years ended March 31, 2003 and 2002, respectively	4,230,521	5,586,577
Sales and marketing, excluding $0 and $37,440 of stock option compensation for the years ended March 31, 2003 and 2002, respectively	3,989,132	4,680,097
General and administrative, excluding $406,000 and $595,388 of stock option compensation for the years ended March 31, 2003 and 2002, respectively	2,353,980	4,437,154
Stock option compensation	406,000	686,144

Loss from operations	(8,232,554)	(11,590,589)

Interest expense	(13,048,283)	(849,696)
Interest income	15,683	56,006

Net loss	$(21,265,154)	(12,384,279)

See accompanying notes to financial statements.

CHAPARRAL NETWORK STORAGE, INC.

Statements of Preferred Stock

Years ended March 31, 2003 and 2002

	Series A Preferred stock		Series B Preferred stock		Series C Preferred stock		Series D Preferred stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances at March 31, 2001	18,599,372	$3,102,167	5,540,200	$1,000,000	5,000,000	$2,166,770	—	$—

Exchange of common stock to preferred stock	—	—	—	—	—	—	5,761,025	19,393,631

Balances at March 31, 2002	18,599,372	$3,102,167	5,540,200	$1,000,000	5,000,000	$2,166,770	5,761,025	$19,393,631

Conversion of notes payable to Series E preferred and common stock	—	—	—	—	—	—	—	—
Issuance of warrants for Series F preferred stock in connection with bridge notes	—	—	—	—	—	—	—	—
Conversion of bridge notes to Series F preferred stock	—	—	—	—	—	—	—	—
Sale of Series F preferred stock and warrants for Series F preferred stock for cash of $5,242,687, net of subscription receivable of $2,210,277	—	—	—	—	—	—	—	—
Series F dividend in-kind, 459,652 shares	—	—	—	—	—	—	—	—
Balances at March 31, 2003	18,599,372	$3,102,167	5,540,200	$1,000,000	5,000,000	$2,166,770	5,761,025	$19,393,631

					Series F Warrants	Preferred Stock Subscription Receivable
	Series E Preferred stock		Series F Preferred stock				Total Preferred stock
	Shares	Amount	Shares	Amount			Shares	Amount

Balances at March 31, 2001	—	—	—	—	—	—	29,139,572	6,268,937

Exchange of common stock to preferred stock	—	—	—	—	—	—	5,761,025	19,393,631

Balances at March 31, 2002	—	—	—	—	—	—	34,900,597	25,662,568

Conversion of notes payable to Series E preferred and common stock	3,984,590	4,832,089	—	—	—	—	3,984,590	4,832,089
Issuance of warrants for Series F preferred stock in connection with bridge notes	—	—	—	—	1,376,506	—	—	1,376,506
Conversion of bridge notes to Series F preferred stock	—	—	11,417,881	2,043,861	1,038,967	—	11,417,881	3,082,828
Sale of Series F preferred stock and warrants for Series F preferred stock for cash of $5,242,687, net of subscription receivable of $2,210,277	—	—	17,475,623	3,597,037	1,645,650	(2,210,277)	17,475,623	3,032,410
Series F dividend in-kind, 459,652 shares	—	—	—	137,895	—	—	—	137,895
Balances at March 31, 2003	3,984,590	$4,832,089	28,893,504	$5,778,793	$4,061,123	(2,210,277)	67,778,691	$38,124,296

See accompanying notes to financial statements.

CHAPARRAL NETWORK STORAGE, INC.

Statements of Stockholders’ Equity (Deficit)

Years ended March 31, 2003 and 2002

	Preferred stock		Common stock		Additional paid-in capital
	Shares	Amount	Shares	Amount

Balances at March 31, 2001	29,139,572	$6,268,937	19,260,658	$19,261	$32,468,286

Exchange of common stock to preferred stock	5,761,025	19,393,631	(5,761,025)	(5,761)	(19,387,870)
Issuance of warrants and equity conversion rights for financing agreements	—	—	—	—	4,892,530
Issuance of common stock for cash	—	—	376,165	376	8,854
Issuance of restricted stock	—	—	51,538	51	39,718
Amortization of restricted stock grants	—	—	—	—	—
Collections of notes receivable	—	—	—	—	—
Forgiveness of outstanding notes receivable for common stock in exchange for surrender of common stock	—	—	(496,090)	(496)	(122,004)
Purchases of treasury stock	—	—	—	—	—
Amortization of unearned stock option compensation	—	—	—	—	—
Reclassification of unearned stock option compensation due to terminations	—	—	—	—	(1,050,757)
Net loss	—	—	—	—	—

Balances at March 31, 2002	34,900,597	25,662,568	13,431,246	13,431	16,848,757

Conversion of notes payable to Series E preferred and common stock	3,984,590	4,832,089	3,984,590	3,985	4,959,365
Interest expense from beneficial conversion feature resulting from induced conversion of notes payable and convertible debt	—	—	—	—	2,471,433
Interest expense from beneficial conversion feature of convertible bridge notes	—	—	—	—	342,536
Issuance of warrants for Series F preferred stock in connection with bridge notes	—	1,376,506	—	—	—
Conversion of bridge notes to Series F preferred stock	11,417,881	3,082,828	—	—	—
Sale of Series F preferred stock and warrants for Series F preferred stock for cash of $5,242,687, net of subscription receivable of $2,210,277	17,475,623	3,032,410	—	—	—
Deemed dividend in connection with adjusted conversion rates of Series A, B, C and D preferred stock	—	—	—	—	1,918,835
Issuance of common stock for cash in connection with the exercise of employee stock options	—	—	16,601	17	7,173
Collections of notes receivable	—	—	—	—	—
Forgiveness of outstanding notes receivable for common stock in exchange for surrender of common stock	—	—	(780,685)	(781)	(136,469)
Amortization of unearned stock option compensation	—	—	—	—	—
Series F dividend in-kind, 459,652 shares	—	137,895	—	—	(137,895)
Net loss	—	—	—	—	—

Balances at March 31, 2003	67,778,691	$38,124,296	16,651,752	$16,652	$26,273,735

			Unearned stock option compensation	Notes receivable for common Stock	Accumulated deficit	Total
	Treasury stock
	Shares	Amount

Balances at March 31, 2001	—	$—	$(3,094,550)	$(475,950)	$(29,834,043)	$5,351,941

Exchange of common stock to preferred stock	—	—	—	—	—	—
Issuance of warrants and equity conversion rights for financing agreements	—	—	—	—	—	4,892,530
Issuance of common stock for cash	—	—	—	—	—	9,230
Issuance of restricted stock	—	—	(39,769)	—	—	—
Amortization of restricted stock grants	—	—	39,769	—	—	39,769
Collections of notes receivable	—	—	(2,250)	32,175	—	29,925
Forgiveness of outstanding notes receivable for common stock in exchange for surrender of common stock	—	—	—	122,500	—	—
Purchases of treasury stock	(66,409)	(7,719)	—	—	—	(7,719)
Amortization of unearned stock option compensation	—	—	646,375	—	—	646,375
Reclassification of unearned stock option compensation due to terminations	—	—	1,050,757	—	—	—
Net loss	—	—	—	—	(12,384,279)	(12,384,279)

Balances at March 31, 2002	(66,409)	(7,719)	(1,399,668)	(321,275)	(42,218,322)	(1,422,228)

Conversion of notes payable to Series E preferred and common stock	—	—	—	—	—	9,795,439
Interest expense from beneficial conversion feature resulting from induced conversion of notes payable and convertible debt	—	—	—	—	—	2,471,433
Interest expense from beneficial conversion feature of convertible bridge notes	—	—	—	—	—	342,536
Issuance of warrants for Series F preferred stock in connection with bridge notes	—	—	—	—	—	1,376,506
Conversion of bridge notes to Series F preferred stock	—	—	—	—	—	3,082,828
Sale of Series F preferred stock and warrants for Series F preferred stock for cash of $5,242,687, net of subscription receivable of $2,210,277	—	—	—	—	—	3,032,410
Deemed dividend in connection with adjusted conversion rates of Series A, B, C and D preferred stock	—	—	—	—	(1,918,835)	—
Issuance of common stock for cash in connection with the exercise of employee stock options	—	—	—	—	—	7,190
Collections of notes receivable	—	—	—	9,800	—	9,800
Forgiveness of outstanding notes receivable for common stock in exchange for surrender of common stock	—	—	—	137,250	—	—
Amortization of unearned stock option compensation	—	—	406,000	—	—	406,000
Series F dividend in-kind, 459,652 shares	—	—	—	—	—	—
Net loss	—	—	—	—	(21,265,154)	(21,265,154)

Balances at March 31, 2003	(66,409)	$(7,719)	$(993,668)	$(174,225)	$(65,402,311)	$(2,163,240)

See accompanying notes to financial statements.

CHAPARRAL NETWORK STORAGE, INC.

Statements of Cash Flows

Years ended March 31, 2003 and 2002

	2003	2002

Cash flows from operating activities:
Net loss	$(21,265,154)	(12,384,279)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	689,706	1,056,652
Amortization of warrants issued for financing agreement	12,748,911	622,111
Amortization of unearned stock option compensation	406,000	686,144
Impairment of long lived assets	310,393	—
Changes in operating assets and liabilities:
Trade receivables, net	609,782	(33,789)
Inventory	(823)	(630,655)
Prepaid expenses	23,319	(16,559)
Accounts payable	(225,626)	2,097,079
Accrued liabilities	(221,144)	(1,251,996)
Deferred revenue	(675,785)	649,256
Accrued interest	294,585	227,585

Net cash used by operating activities	(7,305,836)	(8,978,451)

Cash flows from investing activities:
Expenditures for furniture, fixtures and equipment	(242,061)	(173,696)

Net cash used by investing activities	(242,061)	(173,696)

Cash flows from financing activities:
Proceeds from sale of preferred stock, net of offering costs	3,032,410	—
Proceeds from convertible bridge notes	3,000,000	—
Proceeds from notes payable	2,000,000	8,435,000
Proceeds from exercise of common stock options	7,190	9,230
Collection of notes receivable for common stock	9,800	29,925
Purchase of treasury stock	—	(7,719)

Net cash provided by financing activities	8,049,400	8,466,436

Net increase (decrease) in cash and cash equivalents	501,503	(685,711)

Cash and cash equivalents at beginning of year	1,490,800	2,176,511

Cash and cash equivalents at end of year	$1,992,303	1,490,800

Supplemental disclosure of cash flow information:
Cash paid for interest	$6,241	$—

See accompanying notes to financial statements.

CHAPARRAL NETWORK STORAGE, INC.

Notes to Financial Statements

March 31, 2003 and 2002

(1)   Summary of Significant Accounting Policies

(a)   Organization and Basis of Financial Statement Presentation

Chaparral Network Storage, Inc. (Chaparral or the Company) was incorporated on January 22, 1998.  The Company operates in one industry segment, developing and marketing storage networking solutions for data intensive enterprise applications.

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company’s financial statements do not include any adjustments to the historical carrying values of assets and liabilities as of March 31, 2003.  The Company incurred a net loss of $21,265,154 for the year ended March 31, 2003.  The Company’s working capital at March 31, 2003 is not expected to be sufficient to meet operating needs for 2004.  Management’s plans include sale of additional debt or equity securities under appropriate market conditions, alliances or other partnership agreements with entities interested in and with financial resources to support the Company’s research and development activities, or other business transactions which would generate sufficient resources to assure continuation of the Company’s operations and development programs.  There can be no assurance that the Company will be successful in securing additional or new financial resources.  The accompanying financial statements do not include any adjustments relating to the outcome of this uncertainty.

(b)   Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the Company’s allowance for doubtful accounts, reserves for inventory obsolescence, sales returns and allowances and warranty, the estimated fair value of capital stock and the deferred tax valuation allowance.  Actual results could differ significantly from those estimates.

(c)   Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.

(d)   Inventory

Inventory is recorded at the lower of standard cost (which approximates average cost) or market.

(e)   Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are recorded at cost.  Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets, which are generally three years.

(f)    Impairment of Long-Lived Assets

The Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amounts.  If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the estimated fair value.  Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell.  Effective January 1, 2003, the Company recorded approximately $300,000 of impairment charges in connection with unutilized furniture and fixtures.  These impairment charges are included in general and administrative expenses in the accompanying statement of operations for the year ended March 31, 2003.

(g)   Fair Value of Financial Instruments

The carrying amount of the Company’s financial instruments, including accounts receivable, accrued liabilities and notes receivable for stock approximate fair value.

(h)   Revenue Recognition and Deferred Revenue

Revenue from product sales is recognized upon shipment of the product to customers, provided the Company has evidence of an arrangement with the customer, the price is fixed or determinable and collection is probable.  Revenue is not recognized for products shipped for customer evaluation.  Costs of products shipped for customer evaluation are expensed upon shipment.  Revenue is reduced for estimated customer returns and allowances.  Provision for estimated warranty costs, including estimated costs of support for embedded software, is recorded at the time of sale based upon expected failure rates and costs of repair.  This provision is periodically adjusted to reflect actual experience.

Deferred revenue represents obligations from prepayments on products to be shipped in future periods.

(i)    Research and Development

Expenditures related to the development of new products and processes, including significant improvements and refinements to existing products, are expensed as incurred.  The Company capitalizes certain software development costs subsequent to the establishment of technological feasibility.  To date, costs incurred following technological feasibility, but prior to general release, have been insignificant.

(j)    Income Taxes

The current tax provision, if any, represents amounts the Company expects to pay for federal and state income taxes in connection with its income tax filings for the current fiscal year. Deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial statement carrying amounts based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income.  A valuation allowance is recorded to the extent deferred tax assets are not expected to be realizable.

(k)   Stock-Based Compensation

The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB No. 25).  The Company provides pro forma disclosure of net loss as if the fair value based method of accounting for the plan, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123) had been applied.  Pro forma disclosures include the effects of employee stock options.  Equity instruments granted to nonemployees are accounted for in accordance with SFAS No. 123.

The Company generally grants stock options with exercise prices equal to estimated fair value at the date of grant, and accordingly, generally does not recognize compensation expense relating to employee option grants.  In November 1999, a total of 376,250 stock options were granted with exercise prices less than estimated fair value, resulting in total compensation expense to be recognized over the vesting period of $707,350.

Additionally in February 2001, a total of 1,550,000 stock options were granted with exercise prices at less than fair value, resulting in total compensation expense to be recognized over the vesting period of $2,754,000.  The compensation expense related to such grants has been deferred, and is amortized as compensation expense over the related service (typically vesting) period.

Deferred compensation is shown as a component of stockholders’ deficit in the accompanying financial statements.

During the years ended March 31, 2003 and 2002 the per share weighted average fair value of stock options granted with exercise prices equal to the estimated fair value at the grant date was $0.05 and $1.25, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:  no dividends, volatility of 150% for 2003 and 2002; risk-free interest rate of 2.5% for 2003 and 5.5% for 2002 and expected life of four years.  The total fair value of options granted during the fiscal years ended March 31, 2003 and 2002 were $505,309 and $2,291,867 respectively.

	Year Ended March 31,
	2003	2002
Net loss, as reported	$(21,265,154)	(12,384,279)
Add back: stock-based compensation expense, as reported (intrinsic value)	406,000	686,144
Deduct: stock-based compensation expense, pro forma (fair value)	(505,309)	(2,291,867)
Net loss, pro forma	$(21,364,463)	(13,990,002)

(l)    Advertising Cost

Advertising costs are expensed as incurred.  Advertising costs totaled approximately $1,000 and $27,000 for the years ended March 31, 2003 and 2002.

In addition to its own advertising activities, the Company accrues a percentage of sales over certain contractual minimums to reimburse distributors for a portion of their advertising costs.  Any unused allowance expires if not used during the six months following the date of sale.  Cooperative advertising expense for the years ended March 31, 2003 and 2002 totaled approximately $80,000 and $78,000, respectively.

(2)   Inventory

The Company contracts with third parties for the manufacture of its products.  Certain components are purchased by the Company and are supplied to the contract manufacturers.  Inventory consists of the following:

	March 31,
	2003	2002
Finished goods	$2,509,826	946,868
Raw material	602,335	2,349,470
Obsolescence reserve	(700,000)	(885,000)
Total	$2,412,161	2,411,338

The obsolescence reserve represents the Company’s estimate of excess and obsolete inventory at March 31, 2003 and 2002 based upon current market prices and projected demand.

(3)   Furniture, Fixtures and Equipment

Furniture, fixtures and equipment consist of the following:

	March 31,
	2003	2002
Equipment	$2,011,083	1,856,319
Purchased software	653,648	568,648
Leasehold improvements	30,505	205,815
Furniture and fixtures	352,792	1,051,606
	3,048,028	3,682,388
Less accumulated depreciation	(2,160,572)	(2,036,894)
Total	$887,456	1,645,494

Effective January 1, 2003, the Company recorded approximately $300,000 of impairment charges in connection with unutilized furniture and fixtures.  These impairment charges are included in general and administrative expenses in the accompanying statement of operations for the year ended March 31, 2003.

(4)   Notes Payable

Notes payable consist of the following:

	March 31,
	2003	2002
Convertible debt and notes payable	$80,000	1,631,081
Notes payable to business partner	4,764,750	2,533,500
Total	$4,844,750	4,164,581

Notes payable have the following scheduled principal payments due by year:

Year ended March 31:

2004	$—
2005	—
2006	3,080,000
2007	—
2008	1,000,000
Thereafter	2,000,000
6,080,000

(a)   Notes Payable and Convertible Debt

In September 2001 and December 2001, the Company issued notes payable, convertible debt, warrants, and equity conversion rights to investors in exchange for a total of $4,435,000.

The notes payable bear interest at 8%, have a liquidation preference of $4,435,000 and principal and accrued interest is due July 1, 2005.  The notes were convertible into shares of the Company’s ensuing round of preferred stock at a rate of $2.00 per share.  In addition, the investors received convertible debt.  The convertible debt has a liquidation preference of $4,435,000, bears interest at 8% and is convertible into shares of the Company’s common stock at the option of the holder at any time at a rate of $2.00 per share.  If not converted by the holder, the convertible debt will be automatically converted into common stock at December 31, 2003.  The warrants are exercisable into 4,435,000 shares of common stock for an exercise price of $0.01 per share.  The equity conversion rights allowed investors to convert shares of common stock (meeting certain criteria) into Series D preferred stock.

The Company allocated the total proceeds of $4,435,000 as follows:  $100 to the notes payable, $1,021,370 to the convertible debt, $2,204,195 to the warrants and

$1,209,335 to the equity conversion rights.  As a result of the equity conversion rights, investors converted 5,761,025 shares of common stock into 5,761,025 shares of series D preferred stock.

The fair value of the warrants was estimated using the Black-Scholes option-pricing model with the following assumptions:  risk-free interest rate of 5.5%; contractual life of 5 years; no dividend yield and 150% volatility.  The fair value of the equity conversion rights were estimated based upon the value of the preferred stock into which the common stock was converted.  The fair value of the convertible debt was estimated based upon the estimated fair value of the common stock into which the debt was convertible.  The value allocated to the notes payable was the remaining proceeds of $100 after allocation to the warrants, equity conversion rights and convertible debt.

The difference between the maturity value and the amounts allocated to the notes payable and convertible debt upon issuance were recorded as a discount, which is amortized to interest expense over the terms of the debt.  Through March 31, 2002, the Company recorded interest expense of approximately $610,000 related to the notes payable and convertible debt.

On December 23, 2002, in connection with the sale of Series F preferred stock (note 5), notes payable of $4,395,000 plus accrued interest were converted into 3,984,590 shares of Series E preferred stock, and $4,395,000 plus accrued interest of convertible debt was converted into 3,984,590 shares of common stock.  The Company induced the holders of the notes payable and convertible stock to convert their shares by reducing the conversion rate from $2.00 to $1.22 per share.  The combined unconverted balance of $80,000 remains as note payable and convertible debt as of March 31, 2003.  For the year ended March 31, 2003, the Company recorded total interest expense from the notes payable and convertible debt of approximately $8 million, including amortization of the remaining unamortized discount on the notes payable and convertible debt.  In addition, the Company recorded approximately $2.5 million of interest expense in connection with the beneficial conversion rate of $1.22 that was offered to holders of the notes payable and convertible debt as an inducement to convert.

(b)   Convertible Bridge Notes Payable

From September 2002 through December 2002, the Company issued convertible bridge notes payable in the total of $3,000,000.  These notes bear interest at 12% and are convertible into shares of Series F preferred stock.  In addition to the convertible notes payable, the Company granted warrants to purchase 4,999,994 shares of Series F at a rate of $0.27 per share.  The fair value of these warrants was determined to be $1,376,506 and reduced the value attributed to convertible bridge notes payable, resulting in a discount on the bridge notes payable equal to the value of the warrants.  This discount was charged to interest expense in fiscal 2003 in connection with the conversion of the bridge notes payable to Series F preferred stock.  The fair value of the warrants was calculated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest rate of 2.94%; contractual life of 5 years and 150% volatility.  In addition, the Company recorded interest expense of approximately $342,000 related to a beneficial conversion rate of the bridge notes.  On December 23, 2002, these notes were converted into 11,417,881 shares of Series F preferred stock.

(c)   Business Partner Notes Payable

From January 2002 through May 2002, the Company issued notes payable in total of $6,000,000.  These notes bear interest at 8% and principal and accrued interest is due May 15, 2008.  These notes limit the Company’s ability to pay cash dividends and in the event of default transfer the rights to certain Company developed technology to the Business Partner.

In addition to notes payable, the Company granted warrants to purchase 3,000,000 shares of common stock at $0.01 per share.  The fair value of these warrants was determined to be $1,972,000 and reduced the value attributed to notes payable.  The fair value was calculated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest rate of 5.5%; contractual life of 6 years; no dividend yield and 150% volatility.  The difference in the note payable balance of $1,972,000 and the principal amount of $6,000,000 is being accreted as interest expense over its contractual life, using the interest method (an effective interest rate).  The Company recorded approximately $700,000 and approximately $60,000 of interest expense in connection with these notes for the years ended March 31, 2003 and 2002, respectively.

(5)   Stockholders’ Equity (Deficit)

(a)   Series A Preferred Stock

Series A preferred shares are convertible into 9,661,206 shares of common stock as of March 31, 2003, subject to adjustment for dilution that may occur from future equity transactions and have voting rights on an as-converted basis.  During the year ended March 31, 2003, the Company recorded a $3,498 deemed dividend in connection with the beneficial conversion feature of the Series A preferred stock, related to adjustments to the conversion rate that were triggered as a result of the sales of preferred stock in fiscal 2003. The Series A preferred shares are entitled to receive dividends equal to $0.008 per share on an annual basis when and if declared by the board of directors.  In the event of liquidation of the Company, holders of the Series A preferred shares are entitled to receive an amount equal to $0.10 per share, plus any declared and unpaid dividends.  The Series A preferred shares are convertible at any time, at the option of the holder, and convert automatically upon the consummation of a public offering of common stock resulting in proceeds to the Company of not less than $15.0 million and at an offering price per share equal to at least $2.20.

(b)   Series B Preferred Stock

Series B preferred shares are convertible into 3,071,886 shares of common stock as of March 31, 2003, subject to adjustment for dilution that may occur from future equity transactions and have voting rights on an as-converted basis.  During the year ended March 31, 2003, the Company recorded a $19,755 deemed dividend in connection with the beneficial conversion feature of the Series B preferred stock, related to adjustments to the conversion rate that were triggered as a result of the sales of preferred stock in fiscal 2003. The Series B preferred shares are entitled to receive dividends equal to $0.009 per share on an annual basis when and if declared by the board of directors.  In the event of liquidation of the Company, the holder of the Series B preferred shares is entitled to receive an amount equal to $0.18 per share, plus any declared and unpaid dividends.  The Series B preferred shares are convertible at any time, at the option of the holder, and convert automatically upon consummation of a public offering of common stock resulting in proceeds to the Company of not less than $15.0 million and at an offering price per share to at least $2.20.

(c)   Series C Preferred Stock

Series C preferred shares are convertible into 3,321,226 shares of common stock as of March 31, 2003, subject to adjustment for dilution that may occur from future equity transactions and have voting rights on an as-converted basis.  During the year ended March 31, 2003, the Company recorded a $361,163 deemed dividend in connection with the beneficial conversion feature of the Series C preferred stock, related to adjustments to the conversion rate that were triggered as a result of the sales of preferred stock in fiscal 2003. The Series C preferred shares are entitled to receive dividends equal to $0.0352 per share on an annual basis when and if declared by the board of directors.  In the event of liquidation of the Company, the holder of the Series C preferred shares is entitled to receive an amount equal to $0.44 per share, plus any declared and unpaid dividends.  The Series C preferred shares are convertible at any time, at the option of the holder, and convert automatically upon consummation of a public offering of common stock resulting in proceeds to the Company of not less than $15.0 million and at an offering price per share to at least $2.20.

(d)   Series D Preferred Stock

Series D preferred shares are convertible into 8,829,863 shares of common stock as of March 31, 2003, subject to adjustment for dilution that may occur from future equity transactions and have voting rights on an as-converted basis.  During the year ended March 31, 2003, the Company recorded a $1,534,419 deemed dividend in connection with the beneficial conversion feature of the Series D preferred stock, related to adjustments to the conversion rate that were triggered as a result of the sales of preferred stock in fiscal 2003. The Series D preferred shares are entitled to receive dividends as common stockholders.  In the event of liquidation of the Company, the holder of the Series D preferred shares is entitled to receive an amount equal to $3.37 per share, plus any declared and unpaid dividends.  The Series D preferred shares are convertible at any time, at the option of the holder, and convert automatically upon consummation of a public offering of common stock resulting in proceeds to the Company of not less than $15.0 million and at an offering price per share to at least $2.20.

Series D preferred shares were converted from certain common stock investments on a dollar-for-dollar, share for share basis.  Investors in certain notes payable were granted the right to convert these common shares as part of the financing received by the Company, see note 4(a).

(e)   Series E Preferred Stock

On December 23, 2002, notes payable of $4,395,000 plus accrued interest were converted into 3,984,590 shares of Series E preferred stock with a liquidation preference of $7,969,180.  These Series E preferred shares are convertible into 3,984,590 shares of common stock as of March 31, 2003, subject to adjustment for dilution that may occur from future equity transactions and have voting rights on an as-converted basis.  The Series E preferred shares are entitled to receive dividends equal to $0.16 per share on an annual basis when and if declared by the board of directors.  In the event of liquidation of the Company, the holder of the Series E preferred shares is entitled to receive an amount equal to $2.00 per share, plus any declared and unpaid dividends.  The Series E preferred shares are convertible at any time, at the option of the holder, and convert automatically upon consummation of a public offering of common stock resulting in proceeds to the Company of not less than $15.0 million and at an offering price per share to at least $2.20.

(f)    Series F Preferred Stock

On December 23, 2002, the Company issued 17,475,263 shares of Series F preferred stock in exchange for cash of $3,032,410 and preferred stock subscriptions receivable of $2,210,277.  The Company issued 11,417,881 shares of

Series F preferred stock in connection with the conversion of convertible bridge notes issued from September 2002 to December 2002 (see note 4(b)).   In connection with the issuance of the Series F preferred-stock, the Company issued warrants to purchase 14,466,746 shares of Series F at an exercise price of $0.30 per share.  The proceeds, including the value of the converted bridge notes payable, were allocated to the Series F preferred stock and the warrants based upon the relative fair value of the instruments.  The fair value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest rate of 3.03%; contractual life of 5 years; and 150% volatility.  The aggregate 28,893,504 shares of Series F preferred stock are convertible into 28,893,504 shares of common stock, subject to adjustment for dilution that may occur from future equity transactions and have voting rights on an as-converted basis.  The Series F preferred shares are entitled to receive dividends equal to 10% per share per annum, compounded annually as of December 31 of each calendar year.  During the period from December 23, 2002 to March 31, 2003, the Company accrued dividends in-kind of 459,652 shares.

In the event of liquidation of the Company, the holder of the Series F preferred shares is entitled to receive an amount equal to 2.5 times the original issue price per share, plus any declared and unpaid dividends.  The Series F preferred shares are convertible at any time, at the option of the holder, and convert automatically upon consummation of a public offering of common stock resulting in proceeds to the Company of not less that $30.0 million and at an offering price per share to at least $1.50.  The sale of the series F preferred stock was staged to be funded from December 23, 2002 through September 5, 2003.  As of March 31, 2003, a balance of $2,210,277 remained to be funded and has been shown as a preferred stock subscription receivable on the balance sheet, as a component of stockholders’ deficit.

The conversion rates into common stock of Series A, B, C, and D are all subject to adjustment in the event the Company sells capital stock at an equivalent price lower than that of the outstanding series of respective preferred stocks.  Due to the price at which Series F preferred stock was sold, the conversion rate of Series A, B, C and D, has been adjusted.  The adjustment results in approximately 4.1 million shares of common stock subject to issuance should the shares of Series A, B, C and D be converted to common.  In connection with the adjustment to the conversion prices, the Company recorded an approximate $1.9 million deemed dividend from this beneficial conversion feature, which has been reflected as an increase in the Company’s accumulated deficit in the accompanying financial statements.

(g)   Exchange Series Preferred Stock

As a condition of the Series F preferred stock sale (see note 5(f)), certain other preferred shares were entitled to be converted into replacement preferred stock.  For each $1.00 of original issue price of Series F preferred stock purchased by a participating investor, such participating investor had the right to convert that number of shares of Series C, Series D and Series E preferred stock into an equal number of shares of the Series C(x), Series D(x) and Series E(x) preferred stock.  Accordingly, 1,136,364 shares of Series C, 551,551 shares of Series D and

1,262,938 shares of Series E preferred stock were replaced with 1,136,364 shares of Series C(x), 551,551 shares of  Series D(x) and 1,262,938 shares of Series E preferred stock, respectively.  All of the shares of Series C(x), D(x) and E(x) preferred stock have liquidation preferences behind the Series F preferred stock and in preference to the remaining classes of Series A, B, C, D and E shares of preferred stock.

(h)   Notes Receivable for Common Stock

Notes receivable for common stock represent amounts owed by employees and former employees who exercised stock options and correspondingly signed notes for the value of the respective purchase price.  These notes bear interest at 6%.  The notes may be called by the Company and are shown as a reduction of stockholders’ equity (increase in stockholders’ deficit).

During the years ended March 31, 2003 and 2002, the Company allowed certain holders to surrender the underlying shares of common stock in exchange for forgiveness of the notes receivable.  The shares of common stock were cancelled in connection with these transactions.  As a result of these transactions, the Company’s remaining outstanding notes receivable are subject to variable compensation accounting, which means that any increases in the fair value of the underlying common stock over the carrying value of the outstanding notes receivable will be reflected as additional compensation expense in the Company’s statement of operations.  The Company has not recorded any incremental compensation expense for the years ended March 31, 2003 or 2002 due to the common stock having a de minimus value at each reporting date.

(i)    Stock Options

The Company has a stock option plan pursuant to which the Company’s board of directors may grant stock options to officers, employees and consultants of the Company.  The stock plan authorizes grants to purchase up to 31,225,209 shares of authorized but unissued common stock.  At March 31, 2003, 12,064,790 shares were available for grant under the stock option plan.  Options vest over periods of up to six years and generally expire ten years from the date of grant.  The weighted average remaining contractual term of outstanding options was approximately seven years at March 31, 2003.

The following table summarizes activity for options issued to employees and directors:

	Number of Options	Weighted average exercise price

Options outstanding at March 31, 2001	6,500,933	$2.79
Granted	2,821,380	1.25
Exercised	(44,270)	0.12
Forfeited	(4,568,112)	3.99

Options outstanding at March 31, 2002	4,709,931	$0.73
Cancelled	(3,883,451)	0.51
Repriced	3,883,451	0.01
Granted	8,799,651	0.04
Exercised	(16,601)	0.50
Forfeited	(1,147,515)	1.06

Options outstanding at March 31, 2003	12,345,466	$0.05

The following table summarizes information about stock options issued to employees and directors that are outstanding at March 31, 2003:

	Options outstanding			Options exercisable
Exercise price	Number outstanding	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable	Weighted average exercise price
$0.01	5,136,366	5.10	$0.01	2,939,269	$0.01
0.03	6,989,100	9.90	0.03	—	0.03
0.10	125,000	5.50	0.10	125,000	0.10
3.00	45,000	5.25	3.00	21,562	3.00
3.19	50,000	6.50	3.19	41,667	3.19
	12,345,466	6.75	0.05	3,127,498	0.08

On July 19, 2002, the Company repriced all stock options issued to employees outstanding to $0.01 per share.  If there are increases to common stock fair value in the future above $0.01, the Company will be required to reflect that difference as a current expense.

In addition to options issued to employees and directors, the Company issued 20,000 common stock options to consultants for services during the years ended March 31, 2001.  These options have exercise prices of $8.50 per share.  The fair value of these options was determined at the date of grant to be $75,000 and was recognized as general and administrative expense.  The fair value was calculated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest rate of 6.5%; contractual lives of ten years; no dividend yield and 75% volatility.  As of March 31, 2003, all of these options have expired.

(j)    Warrants

In return for services performed during the year ended March 31, 2001, the Company granted warrants to purchase 50,000 common shares at $3.00 per share.  These warrants are exercisable at any time and expire in February 2006.  The fair value of these warrants was determined at the date of the grant to be $104,840 and was recognized as a general and administrative expense. The estimated fair value was calculated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest rate of 6.5%; contractual life of four years; no dividend yield and 75% volatility.  As of March 31, 2003, none of these warrants have been exercised.

In connection with the bridge note and the issuance of Series F preferred stock during the year ended March 31, 2003, the Company granted warrants to purchase 19,466,740 shares of  Series F preferred stock at prices ranging from $0.27 to $0.30 per share.  These warrants are exercisable at any time and expire in December 2007.  The estimated fair value of these warrants was determined to be $5,342,154 and was recognized as interest expense.  The fair value was calculated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 3.01%; contractual lives of five years; 10% dividend yield and 150% volatility. As of March 31, 2003, none of these warrants had been exercised.

(6)   Income Taxes

Income tax benefit relating to losses for the years ended March 31, 2003 and 2002 differs from the amounts that would result from applying the federal statutory rate of 34%:

	March 31,
	2003	2002
Expected tax benefit	$(7,230,000)	(4,210,000)
State income taxes, net of federal benefit	(850,000)	(500,000)
Non-deductible interest	4,840,000	320,000
Goodwill	—	—
Stock-based compensation	150,000	260,000
Other	10,000	110,000
Change in valuation allowance	3,080,000	4,020,000
Income tax benefit	$—	—

Temporary differences that give rise to significant deferred tax assets are as follows:

	March 31,
	2003	2002
Deferred tax assets (liabilities):
Net operating loss carryforwards	$16,280,000	13,080,000
Accounts receivable	100,000	40,000
Inventory	270,000	340,000
Property and equipment	(20,000)	90,000
Valuation allowance	(16,630,000)	(13,550,000)
Gross deferred tax asset	$—	—

The Company has approximately $43 million of net operating loss carryforwards, which expire at various dates through 2023.  Due to the uncertainty regarding the realization of the deferred tax assets relating to net operating loss carryforwards and other temporary differences, a valuation allowance has been recorded for the entire amount of the Company’s deferred tax assets.

(7)   Commitments and Contingencies

(a)   Purchase Commitments

The Company enters into firm purchase commitments with suppliers and third party manufacturers for its estimated inventory requirements for the succeeding three months.  For certain components which require longer lead times, the

Company may enter into firm purchase commitments for estimated usage of up to six months.  The Company had purchase commitments for approximately $750,000 of inventory as of March 31, 2003.

(b)   Lease Commitments

The Company leases office space under noncancelable operating leases expiring through 2008.  Future minimum lease payments under noncancelable operating leases with remaining noncancelable lease terms in excess of one year are as follows:

Year Ended March 31,
2004	$411,000
2005	634,000
2006	844,000
2007	844,000
2008	280,000
Thereafter	—

Rent expense totaled $904,000 and $906,000 for the years ended March 31, 2003, and 2002, respectively.

(c)   Employee Benefit Plan

In December 1998, the Company established a 401(k) plan that allows eligible employees to contribute up to 15% of their compensation up to a maximum amount set forth in the Internal Revenue Code.  The Company has a discretionary match of 25% of employee contributions.  The Company’s contributions were $0 for the years ended March 31, 2003 and 2002.

(d)   Litigation

From time to time, the Company has been subject to litigation and claims in the ordinary course of business.  In March 2000, a suit was filed against the Company alleging the Company’s products infringe on another company’s patent.  In November 2001, the Company was found liable and ordered to pay claims of $200,000.  This liability and related expense has been reflected in the Company’s financial statement as of and for the year ended March 31, 2002.  The Company appealed the ruling and lost in appellate court resulting in additional court costs of $1,584 and attorney fees of $184,055.  These liabilities and expenses have been reflected on the Company’s financial statements as of and for the year ended March 31, 2003.

(8)   Significant Customers and Supplier Information

Revenue attributable to significant customers (as a percentage of total revenue) was as follows:

	Year Ended March 31,
	2003	2002
Customer A	18%	14%
Customer B	3%	20%

Amounts due from these customers amount to 2% of total receivables at March 31, 2003.

The Company had foreign export sales, primarily to European customers, amounting to 47% and 31% of total sales for the years ended March 31, 2003, and 2002, respectively.

The Company obtains key components from two suppliers.  A loss of either source of supply would have a significant impact on the Company’s ability to provide products to customers.

(9)   Related Party Transactions

The Company had month to month operating leases and purchases inventory components from a significant stockholder.  Total rent expense recognized under the operating leases for the years ended March 31, 2003 and 2002 was $34,000 and $34,000, respectively.  Total purchases of inventory components for the years ended March 31, 2003 and 2002 was $657,651 and $419,719, respectively.

During the period from inception (January 22, 1998) to March 31, 1998, the Company made loans to each of the Company’s officers, in connection with the purchase by each of them of shares of the Company’s common stock upon early exercise of options.  Each note is evidenced by a promissory note, with recourse to the officer and accrues interest at the rate of 6% per year, compounded annually and is repayable upon the earliest of the resale of the shares of the common stock, a change in control of the Company,  90 days following the individual’s termination of employment or November 25, 2008.  Total loans outstanding to nonexecutive employees was $174,225 at March 31, 2003.

(10) Subsequent Event

On October 10, 2003 and November 10, 2003, the Company sold 17,200,000 shares of series F preferred stock for $5,160,000.  These Series F preferred shares carry substantially all the same rights, preferences and terms of the Series F preferred shares sold in December 2002 (see note 5). The sale of the series F preferred stock was scheduled to be funded from October 10, 2003 through March 12, 2004.  In connection with the issuance of Series F preferred stock on October 10, 2003 and November 10, 2003, the Company granted warrants to purchase 8,600,000 shares of Series F preferred stock at $0.30 per share.  These warrants are exercisable at any time and expire in October 2008.

CHAPARRAL NETWORK STORAGE, INC.

Balance Sheets (Unaudited)

December 31, 2003 and March 31, 2003

	December 31, 2003	March 31, 2003
Assets
Current assets:
Cash and cash equivalents	$2,002,654	1,992,303
Trade receivables, net of allowance of $446,000 and $275,000	2,268,907	1,575,754
Inventory, net of reserves	1,191,809	2,412,161
Prepaid expenses	173,606	45,791

Total current assets	5,636,976	6,026,009

Furniture, fixtures and equipment, net	697,548	887,456

Total assets	$6,334,524	6,913,465

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$1,496,129	2,463,477
Accrued compensation	643,481	202,870
Accrued liabilities	1,356,310	1,033,249
Deferred revenue	643,669	10,189
Current portion of notes payable (liquidation preference of $225,000 and $0, at December 31, 2003 and March 31, 2003, respectively)	225,000	—
Total current liabilities	4,364,589	3,709,785

Notes payable and convertible notes payable, net of current portion (liquidation preference of $6,040,000 and $6,080,000 at December 31, 2003 and March 31, 2003, respectively)	4,987,000	4,844,750
Accrued interest	892,222	522,170
Total liabilities	10,243,811	9,076,705

Stockholders’ deficit:
Series A preferred stock, par value $.001 per share. Authorized 18,600,000 shares; issued and outstanding 18,599,372 shares; liquidation preference of $1,859,937	3,102,167	3,102,167
Series B preferred stock, par value $.001 per share. Authorized issued and outstanding 5,540,200 shares; liquidation preference of $1,000,000	1,000,000	1,000,000
Series C preferred stock, par value $.001 per share. Authorized issued and outstanding 5,000,000 shares; liquidation preference of $2,200,000	2,166,770	2,166,770
Series D preferred stock, par value $.001 per share. Authorized 6,300,000 shares; issued and outstanding 5,761,026 shares; liquidation preference of $19,393,631	19,393,631	19,393,631
Series E preferred stock, par value $.001 per share. Authorized 6,500,000 shares; issued and outstanding 3,984,590 shares, respectively; liquidation preference of $7,969,180	4,832,089	4,832,089
Series F preferred stock, par value $.001 per share. Authorized 130,000,000 shares; issued and outstanding 46,093,504 and 28,893,504 shares respectively; liquidation preference of $34,570,125 and $21,670,125, respectively	9,240,221	5,778,793
Warrants for Series F preferred stock	6,418,115	4,061,123
Preferred stock subscription receivable	(1,500,000)	(2,210,277)
Common stock, par value $.001 per share; 210,000,000 shares authorized; 16,839,406 and 16,651,752 shares issued, respectively; 16,772,997 and 16,585,343 shares outstanding, respectively	16,839	16,652
Additional paid-in capital	25,679,123	26,273,735
Treasury stock, 66,409 shares at cost	(7,719)	(7,719)
Unearned stock option compensation	(689,168)	(993,668)
Notes receivable for common stock	(174,225)	(174,225)
Accumulated deficit	(73,387,130)	(65,402,311)

Total stockholders’ deficit	(3,909,287)	(2,163,240)

Total liabilities and stockholders’ deficit	$6,334,524	$6,913,465

See accompanying notes to financial statements.

CHAPARRAL NETWORK STORAGE, INC.

Statements of Operations (Unaudited)

For the nine months ended December 31, 2003 and 2002

	Nine Months Ended December 31,
	2003	2002

Revenue	$8,035,640	9,643,105
Cost of sales	7,084,520	6,917,994

Gross profit	951,120	2,725,111

Operating expenses:
Research and development	3,626,240	2,994,715
Sales and marketing	2,189,975	3,095,023
General and administrative, excluding $304,500 respectively	2,237,281	1,419,232
Stock option compensation	304,500	304,500

Loss from operations	(7,406,876)	(5,088,359)

Interest expense	(583,440)	(12,869,176)
Interest income	5,497	13,136

Net loss	$(7,984,819)	(17,944,399)

See accompanying notes to financial statements.

CHAPARRAL NETWORK STORAGE, INC.

Statements of Cash Flows (Unaudited)

For the nine months ended December 31, 2003 and 2002

	December 31, 2003	December 31, 2002

Cash flows from operating activities:
Net loss	$(7,984,819)	(17,944,399)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	291,710	544,136
Amortization of warrants issued for financing agreement	182,250	12,257,816
Amortization of unearned stock option compensation	304,500	304,500
Impairment of long lived assets	—	310,393
Changes in operating assets and liabilities:
Trade receivables, net	(693,153)	(1,316,639)
Inventory	1,220,352	651,118
Prepaid expenses	(127,815)	40,131
Accounts payable	(967,348)	(347,304)
Accrued liabilities	763,672	(434,270)
Deferred revenue	633,480	(441,110)
Accrued interest	376,452	144,404

Net cash used by operating activities	(6,000,719)	(6,231,224)

Cash flows from investing activities:
Expenditures for furniture, fixtures and equipment	(101,802)	(10,781)

Net cash used by investing activities	(101,802)	(10,781)

Cash flows from financing activities:
Proceeds from sale of preferred stock, net of offering costs	5,886,431	807,410
Proceeds from convertible bridge notes	—	3,000,000
Proceeds from notes payable	225,000	2,000,000
Proceeds from exercise of common stock options	1,441	7,190
Collection of notes receivable for common stock	—	9,800

Net cash provided by financing activities	6,112,872	5,824,400

Net increase (decrease) in cash and cash equivalents	10,351	(417,605)

Cash and cash equivalents at beginning of period	1,992,303	1,490,800

Cash and cash equivalents at end of period	$2,002,654	1,073,195

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,000	6,241

Supplemental disclosure of non-cash investing and financing activities:

During the nine months ended December 31, 2003 the Company converted notes payable with outstanding principal of $40,000 and accrued interest of $6,400 totaling $46,400 into 43,576 shares of common stock.

During the nine months ended December 31, 2003 the Company accrued dividend in-kind of $642,266 resulting in the issuance of 2,140,685 shares of Series F preferred stock.

See accompanying notes to financial statements.

CHAPARRAL NETWORK STORAGE, INC.

Notes to Financial Statements (Unaudited)

(1)                                 Summary of Significant Accounting Policies

(a)                                 Organization and Basis of Financial Statement Presentation

Chaparral Network Storage, Inc. (Chaparral or the Company) was incorporated on January 22, 1998.  The Company operates in one industry segment, developing and marketing storage networking solutions for data intensive enterprise applications.

These statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission and do not include all the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements but reflect all adjustments consisting only of normal recurring accruals necessary for the fair presentation of the financial position, results of operations and cash flows for the periods and dates presented.  In the opinion of Chaparral, the accompanying unaudited financial statements present fairly the financial position of Chaparral as of December 31, 2003 and the results of its operations and cash flows for the nine-month periods ended December 31, 2003 and 2002.

These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included elsewhere in this document.

The unaudited results of operations for any interim period are not necessarily indicative of results to be expected for the full year.

(b)                                 Stock-Based Compensation

The Company accounts for its stock-based employee compensation plan using the intrinsic value based method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations (APB No. 25).  The Company provides pro forma disclosure of net loss as if the fair value based method of accounting for the plan, as prescribed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123) had been applied.  Pro forma disclosures include the effects of employee stock options.  Equity instruments granted to non-employees are accounted for in accordance with SFAS No. 123.

The Company generally grants stock options with exercise prices equal to estimated fair value at the date of grant, and accordingly, generally does not recognize compensation expense relating to employee option grants.  In November 1999, a total of 376,250 stock options were granted with exercise prices less than estimated fair value, resulting in total compensation expense to be recognized over the vesting period of $707,350.

Additionally in February 2001, a total of 1,550,000 stock options were granted with exercise prices at less than fair value, resulting in total compensation expense to be recognized over the vesting period of $2,754,000.  The compensation expense related to such grants has been deferred, and is amortized as compensation expense over the related service (typically vesting) period.  Deferred compensation is shown as a component of stockholders’ deficit in the accompanying financial statements.

For the nine-month periods ended December 31, 2003 and 2002 the per share weighted average fair value of stock options granted with exercise prices equal to the estimated fair value at the grant date was $0.04 and $0.05, respectively, on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:  no dividends, volatility of 150% for 2003 and 2002; risk-free interest rate of 2.5% for 2003 and 5.5% for 2002 and expected life of four years.

	Nine months ended December 31, 2003	Nine months ended December 31, 2002

Net loss, as reported	$(7,984,819)	(17,944,399)
Add back: stock-based compensation expense, as reported (intrinsic value)	304,500	304,500
Deduct: stock-based compensation expense pro forma (fair value)	(280,092)	(378,982)
Net loss, pro forma	$(7,960,411)	(18,018,881)

(2)                                 Inventory

The Company contracts with third parties for the manufacture of its products.  Certain components are purchased by the Company and are supplied to the contract manufacturers.  Inventory consists of the following:

	December 31, 2003	March 31, 2003
Finished goods	$2,322,402	2,509,826
Raw material	113,468	602,335
Obsolescence reserve	(1,244,061)	(700,000)
Total	$1,191,809	2,412,161

The obsolescence reserve represents the Company’s estimate of excess and obsolete inventory at December 31, 2003 and March 31, 2003 based upon current market prices and projected demand.

(3)                                 Notes Payable

	December 31, 2003	March 31, 2003
Convertible debt and notes payable	$265,000	80,000
Notes payable to business partner	4,947,000	4,764,750
Total	$5,212,000	4,844,750

Notes payable have the following scheduled principal payments due by year:

ending March 31:

2004	$225,000
2005	—
2006	3,040,000
2007	—
2008	1,000,000
Thereafter	2,000,000
$6,265,000

(4)                                 Stockholders’ Equity (Deficit)

On October 10, 2003 and November 10, 2003, the Company sold 17,200,000 shares of series F preferred stock for $5,160,000.  These Series F preferred shares carry substantially all the same rights, preferences and terms of the Series F preferred shares sold in December 2002.  The sale of the series F preferred stock was scheduled to be funded from October 10, 2003 through March 12, 2004.  In connection with the issuance of Series F preferred stock on October 10, 2003 and November 10, 2003, the Company granted warrants to purchase 8,600,000 shares of Series F preferred stock at $0.30 per share.  These warrants are exercisable at any time and expire in October 2008.  The fair value of these warrants was determined to be $2,356,992 and was estimated using the Black-Scholes options pricing model with the following assumptions:  risk-free interest rate of 2.61%; contractual life of 5 years; and 150% volatility.

As of December 31, 2003, the Company collected the $2,210,277 of the original Series F preferred stock sale and a balance of $1,500,000 remained to be funded from the October 10, 2003 Series F preferred stock sale and has been shown as a preferred stock subscription receivable on the balance sheet, as a component of stockholders’ deficit.

During the period from April 1, 2003 to December 31, 2003, the Company accrued dividend in-kind of $642,266 resulting in the issuance of 2,140,685 shares, related to the Series F preferred stock.

For the nine months ended December 31, 2003, the Company received $1,441 for the exercise of 144,078 vested stock options.

On December 31, 2003, as part of a mandatory conversion feature associated with the convertible debt, the Company converted $40,000 plus interest of $6,400 into 43,576 shares of common stock at a rate of $1.06 per share.

(5)                                 Commitments and Contingencies

(a)           Purchase Commitments

The Company enters into firm purchase commitments with suppliers and third party manufacturers for its estimated inventory requirements for the succeeding three months.  For certain components which require longer lead times, the Company may enter into firm purchase commitments for estimated usage of up to six months.  The Company had purchase commitments for approximately $275,000 of inventory as of December 31, 2003.

(b)           Lease Commitments

The Company leases office space under noncancelable operating leases expiring through 2008.  Future minimum lease payments under noncancelable operating leases with remaining noncancelable lease terms in excess of one year are as follows:

Period Ending March 31,
2004	$102,750
2005	634,000
2006	844,000
2007	844,000
2008	280,000
Thereafter	—

Rent expense totaled $650,000, and $690,000 for the nine months ended December 31, 2003 and 2002, respectively.

(6)                                 Significant Customers and Supplier Information

Revenue attributable to significant customers (as a percentage of total revenue) was as follows:

	Nine months ended December 31,
	2003	2002
Customer A	16%	7%
Customer B	12%	7%

The Company had foreign export sales, primarily to European customers, amounting to 54% and 47% of total sales for the nine months ended December 31, 2003 and 2002, respectively.

The Company obtains key components from two suppliers.  A loss of either source of supply would have a significant impact on the Company’s ability to provide products to customers.

(7)                                 Related Party Transactions

The Company had month to month operating leases and purchases inventory components from a significant stockholder.  Total rent expense recognized under the operating leases for the nine months December 31, 2003 and 2002 was $25,000 and $30,000, respectively.  Total purchases of inventory components for the nine months ended December 31, 2003 and 2002 was $100,000 and $430,000, respectively.

During the period from inception (January 22, 1998) to March 31, 1998, the Company made loans to each of the Company’s officers and employees, in connection with the purchase by each of them of shares of the Company’s common stock upon early exercise of options.  Each note is evidenced by a promissory note, with recourse to the officer and employee and accrues interest at the rate of 6% per year, compounded annually and is repayable upon the earliest of the resale of the shares of the common stock, a change in control of the Company,  90 days following the individual’s termination of employment or November 25, 2008.  Total loans outstanding to nonexecutive employees were $174,225 at December 31, 2003.

(8)                                 Acquisition of the Company

On February 23, 2004 a subsidiary of Dot Hill Systems Corp.  (“Dot Hill”) completed the acquisition of the Company.  The acquisition was completed pursuant to the Agreement and Plan of Merger among Dot Hill, DHSA Corp., an acquisition subsidiary of Dot Hill (“DHSA”), the Company and a representative of the shareholders of the Company. In the acquisition, DHSA merged with and into the Company, with the Company being the surviving corporation of the merger and becoming a wholly owned subsidiary of Dot Hill. The aggregate acquisition price consisted of approximately $62 million in cash and the assumption of approximately $4.1 million in liabilities related to preexisting change in control agreements with Chaparral employees. In conjunction with this acquisition, the Company incurred acquisition costs on behalf of its shareholders of approximately $40,000, recorded as general and administrative expense for the period from April 1, 2003 to December 31, 2003.